For Immediate Release

U.S. Wireless Data Files for Bankruptcy
- Company to Sell Substantially All its Assets-

NEW YORK – March 26, 2004 – U.S. Wireless Data, Inc. (“USWD”) (OTC.BB: USWE), a leader in wireless transaction processing, announced today that it has filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, in the U.S. Bankruptcy Court for the Southern District of New York. The company filed its petition to effect the sales of its two primary business activities which, together, represent substantially all the company’s assets. The company’s bankruptcy counsel is Halperin & Associates, and corporate counsel is Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.

The company also announced that it had reached agreement with NBS Synapse Corporation (“NBS”) to sell its Synapse point-of-sale gateway business to NBS for $2.85 million in cash plus up to $2.15 million credit for free payment processing services to be rendered to USWD for its vending operations. NBS will also assume certain liabilities. NBS is indirectly majority owned by Brascan Financial Corporation (“Brascan”), a Toronto-based financial services company that provides asset management and merchant banking services.

The company simultaneously announced that it had reached agreement with SANI Operating Co., LLC (“Sani”) to sell its vending operations (“Vending”) to Sani, including the $2.15 million credit for free payment processing services from NBS, for $1,600,000 in cash plus the assumption of certain liabilities.

Under the Bankruptcy Code, other parties will have an opportunity to submit bids for these two business activities through a court-supervised competitive bidding process. The sales of these businesses to the winning bidder(s), which are subject to the approval of the U.S. Bankruptcy Court, are expected to be consummated by May 21, 2004. In the interim, USWD’s businesses will continue uninterrupted and USWD will continue to provide its customers with the same quality of service they have come to expect.

In order to maintain its continuity of service, the company also announced that it has arranged debtor-in-possession (“DIP”) financing with Sani in order to fund the company’s ongoing operations during the bankruptcy process until the sales close. Subject to the approval of the Bankruptcy Court, the DIP financing will provide adequate funds to support the company’s ongoing business requirements.

The company does not expect that the proceeds from the sales described above or from the sales of any other assets will likely be sufficient to fund any payment to shareholders once creditor claims have been administered by the U.S. Bankruptcy Court.

“While we made substantial progress over the past several years, which has included increasing our revenues significantly through the addition of over 34,000 active wireless sites, restructuring our operations to dramatically reduce our operating expenses and negative cash flow and securing trademark authorization for our wireless/cashless vending solution, thereby reinforcing the commercial viability of our technology for the vending community, we were simply unable to increase our revenues sufficiently to bring the company to profitability or to secure additional financing to maintain our viability,” said Chairman and Chief Executive Officer Dean M. Leavitt. The company believes that the chapter 11 filing and financing will enable customers to continue to receive the necessary services, products and support while the company effectuates the sales of its business units as going concerns to financially sound purchasers.

About U.S. Wireless Data

U.S. Wireless Data provides proprietary enabling solutions and wireless transaction delivery and gateway services to the payments processing industry. The company’s customers include credit card processors, merchant acquirers, banks, automated teller machine (“ATM”) distributors and their respective sales organizations, as well as certain businesses seeking new solutions to make it easier for their customers to buy their products or services. The company offers these entities turnkey wireless and other transaction management services. The company also provides its customers with proprietary wireless enabling products designed to allow for card acceptance. These services and products may be utilized by conventional card accepting retailers as well as emerging card accepting market segments such as vending machines, quickservice (fast-food) and quick casual restaurants, taxis and limousines, in-home service providers, door-to-door sales, contractors, delivery services, sporting events, and outdoor markets. The company’s services and products may also be used for gathering telemetric information from remote equipment such as vending machines. Further information is available at www.uswirelessdata.com.

Statements about the company’s future expectations, plans, objectives and expected performance and all other statements in this document, the company’s periodic filings with the Securities and Exchange Commission (or documents incorporated by reference therein) and in written and oral presentations made by us, including projections or other forward-looking statements other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such projections and forward-looking statements are based on assumptions, which the company believes are reasonable but are, by their nature, inherently uncertain. In all cases, results could differ materially from those projected. The company intends that such forward-looking statements be subject to the safe harbors created thereby.

The company is not responsible for events not updated after the date on this press release. The company’s forward looking statements are based on information available to us today, and except as required by law, the company undertakes no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.

As discussed, USWD’s actual results may differ materially from its historical results of operations and those discussed in the forward-looking statements for various reasons, including, but not limited to the company’s ability to carry out its business plan, successful development and commercial acceptance of its products, ability to fund development of technology, sales, marketing and support, the risk that products may not result from development activities, ability to reduce operating expenses in a meaningful manner, protection of its intellectual property, dependence on partners for development of certain projects, and other factors discussed in USWD’s annual and quarterly reports. Readers are advised to review these reports (which are available from the United States Securities and Exchange Commission’s EDGAR database at http://www.sec.gov and at various other reference facilities in the United States).

Contact Info: U.S. Wireless Data, Inc. Adi Raviv Executive Vice President & CFO 212/750-7766 araviv@uswirelessdata.com	USWD Investor Relations: Lippert/Heilshorn & Associates David K. Waldman/Keith Lippert 212/838-3777 dwaldman@lhai.com